RECIPIENT:              Cornerstone Alliance, LLC
GRANT DATE:             February 3, 2003
                                                                  EXHIBIT 10.1.1
                                                                  --------------
NUMBER OF SHARES:       200,000


                                BSP ONELINK, INC.
                           RESTRICTED STOCK AGREEMENT
                                       AND
                   CONSULTING SERVICES AGREEMENT MODIFICATION

This RESTRICTED STOCK AGREEMENT AND CONSULTING SERVICES AGREEMENT MODIFICATION (the "Agreement") is entered into as of February 3, 2003 (hereinafter referred to as the "Grant Date") between BSP ONELINK, INC., a Delaware corporation (hereinafter called the "Company") and Cornerstone Alliance, LLC, (hereinafter called "Recipient").

                                    RECITALS

     A. Since September 12, 2002, Company has been engaged in substantial management, financial, legal and administrative activities relating to the development of the Company's core business and the business of Company's wholly owned subsidiary, FS2 Limited, transitioning to a fully reporting company with the Securities and Exchange Commission, qualifying shares of the Company's stock for trading under NASD rules, organizing the Company's management structures and administrative systems, and increasing contacts with the financial community and gaining credibility with potential sources for future investment in Company.

     B. Since September 12, 2002, Recipient and Company have been subject to a Consulting Services Agreement (which agreement superceded an earlier services agreement between Recipient and Company's subsidiary, FS2 Limited) (the "Services Agreement). Recipient has assisted the Company and provided services to the Company during this period under the Services Agreement, contributing materially to the Company's success, deferring the bulk of remuneration due under the Services Agreement at personal financial risk.

     C. Under the Services Agreement, Recipient was eligible to receive, in cash, an Annual Incentive Bonus for 2002 (as provided and defined in Section 2 of the Services Agreement and in Exhibit B to the Services Agreement) measured by amounts of capital invested in Company during 2002. The formulation of Recipient's 2002 Annual Incentive Bonus was based upon assumptions regarding public trading of Company's common stock which were not realized during 2002. Recipient has not received any portion of the 2002 Annual Incentive Bonus. Similarly, under the Services Agreement Recipient is to be eligible to receive an Annual Incentive Bonus for 2003, the terms of which have not been determined. The Company desires to reward Recipient for services delivered to the Company during 2002 and during 2003 in the form of the Stock Grant provided in this Agreement in lieu of any 2002 Annual Incentive Bonus and 2003 Annual Incentive Bonus as set forth in, or pursuant to, the Services Agreement, and Recipient is willing to accept the Stock Grant upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the foregoing premises, and the mutual covenants set forth in this Agreement, Company and Recipient agree with each other as follows:

     1. Stock Grant.
     ---------------
     Upon Recipient's execution of this Agreement, the Company's transfer agent will issue to Recipient Two Hundred Thousand (200,000) shares of Stock (the "Recipient Stock "). For purposes of this Agreement, and for reporting to taxing authorities, the Company has determined that the value of each share of Recipient Stock included in this Stock Grant is One Dollar ($1.00). All Recipient Stock issued hereunder shall be deemed issued to Recipient as fully paid and non-assessable shares, and Recipient shall have all rights of a shareholder with respect thereto, including the right to vote, to receive dividends (including stock dividends), to participate in stock splits or other recapitalizations, and to exchange such shares in a merger, consolidation, or other reorganization or exchange of Stock. The Recipient Stock shall be fully vested in Recipient and shall not be subject to forfeiture restrictions or to any restrictions other than those restrictions imposed under this Agreement or under applicable securities laws of the United States or any state or foreign jurisdiction. Recipient hereby acknowledges that the Recipient Stock issued hereunder is acquired for investment and not with a view to the distribution thereof, and that Recipient does not intend to subdivide an interest in the Recipient Stock with any other person.

     2. Release of Rights to 2002 and 2003 Annual Incentive Bonus.
     -------------------------------------------------------------
     Recipient hereby agrees and acknowledges that Recipient shall not be entitled to claim or receive any portion of a 2002 Annual Incentive Bonus as provided in Exhibit B to the Services Agreement or any 2003 Annual Incentive Bonus required to be provided under the Services Agreement, and, upon issuance of the Stock Grant under this Agreement, irrevocably releases Company from any obligation to pay: (i) further compensation or benefits to Recipient, whether in cash, Stock or other form, measured by amounts invested in the Company during the 2002 calendar year and which are the subject of the 2002 portion of Exhibit B of the Services Agreement, and (ii) any amount, whether in cash, Stock or other form, with respect to the 2003 Annual Incentive Bonus under the Services Agreement. The foregoing sentence is not intended to affect the Annual Incentive Bonus that may be determined for any year other than 2002 or 2003 or the amount of any other compensation or benefit provided in the Services Agreement.

     3. Stock Certificate Restrictive Legends.
     -----------------------------------------
     Stock certificates evidencing the Recipient Stock shall bear the following restrictive legend:

                  THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (I) A N EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITY UNDER SAID ACT OR (II) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

     4. Representations, Warranties, Covenants, and Acknowledgments of
     -----------------------------------------------------------------
     Recipient.
     ----------
     Recipient hereby represents, warrants, covenants, acknowledges and agrees that:

          4.1 No Registration.
          --------------------
          Recipient must bear the economic risk of investment for an indefinite period of time, because the sale to Recipient of the Recipient Stock has not been registered under the Securities Act of 1933 (the "Act"), and the Recipient Stock cannot be transferred by Recipient unless such transfer is registered under the Act or an exemption from such registration is available. The Company has made no binding agreements, covenants or undertakings whatsoever to register the transfer of any of the Recipient Stock under the Act. The Company has made no representations, warranties, or covenants whatsoever as to whether any exemption from the Act, including without limitation any exemption under Rule 701 or for limited sales in routine brokers' transactions pursuant to Rule 144, will be available; if the exemption under Rule 144 is available at all, it will not be available until at least one year after receipt by Recipient of the Recipient Stock and not then unless: (i) a public trading market then exists in the Stock;
     (ii) adequate information as to the Company's financial and other affairs and operations is then available to the public; and (iii) all other terms and conditions of Rule 144 have been satisfied.

          4.2 Public Trading.
          -------------------
          The Company's securities are currently publicly traded in limited numbers only, and the Company has made no representation, covenant or agreement to or with Recipient as to there will continue to be a public market for any of its securities.

          4.3 Tax Advice.
          ---------------
          The Company has made no warranties or representations to Recipient with respect to the income tax consequences of the transactions contemplated by this Agreement, and Recipient is in no manner relying on the Company or its representatives for an assessment of such tax consequences.

          4.4 Purchase For Recipient's Own Account.
          -----------------------------------------
          Recipient represents that Recipient is accepting the Recipient Stock for his or her own account and not for sale or with a view to sale or distribution of the Recipient Stock.

          4.5 Business Experience. Recipient is capable of evaluating the merits and risks of Recipient's investment in the Company evidenced by the Recipient Stock.

          4.6 Relation of Company.
          ------------------------
          Recipient is presently a service provider of the Company and in such capacity has become personally familiar with the business, affairs, financial conditions, and results of operations of the Company. There have been no representations or warranties by the Company or any other person or entity, upon which Recipient is relying in connection with the transactions contemplated by this Agreement, which are not fully set forth in this Agreement.

          4.7 Access to Information.
          --------------------------
          Recipient has had the opportunity to ask questions of, and to receive answers from, the Chief Executive Officer of the Company with respect to the terms and conditions of the transactions contemplated hereby and with respect to the business, affairs, financial conditions, and results of operations of the Company, and has had the opportunity to obtain any additional information necessary to verify any of such information to which Recipient has had access.

          4.8 Speculative Investment.
          ---------------------------
          Recipient's investment in the Company represented by the Recipient Stock is highly speculative in nature and is subject to a high degree of risk of loss in whole or in part. The amount of such investment is within Recipient's risk capital means and is not so great in relation to Recipient's total financial resources as would jeopardize the personal financial needs of Recipient or Recipient's family in the event such investment were lost in whole or in part.

     5. Withholding.
     ---------------
     Recipient shall make satisfactory arrangement with Company to provide for payment, by Recipient, of all applicable federal, state, and local income tax withholding requirements and social security tax withholding requirements with respect to the issuance of the Recipient Stock. Unless otherwise specifically agreed in writing by Recipient and Company, Company may utilize and apply salary or other compensation otherwise payable to Recipient to satisfy Recipient's obligation under this Paragraph 4.

     6. Binding Effect.
     ------------------
     Subject to the  limitations  set forth in this  Agreement,  this  Agreement shall be binding upon, and inure to the benefit of, the executors, administrators, heirs, legal representatives, successor and assigns of the parties hereto.

     7. Damages.
     -----------
     Recipient shall be liable to the Company for all costs and damages, including incidental and consequential damages, resulting from a disposition of shares of Recipient Stock which is not in conformity with the provisions of this Agreement.

     8. Continuation of Service.
     ---------------------------
     Nothing in this Agreement shall confer upon Recipient any right to continue in the service of the Company, or interfere in any way with the right of the Company to terminate such relationship at any time, with or without cause, but nothing contained herein shall affect any other contractual rights of Recipient under a contract or other arrangement between Recipient and Company or between Recipient and FS2 Limited.

     9. Governing Law.
     -----------------
     This agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts entered into and wholly to be performed within the State of California by California residents.

     10. Notices.
     ------------
     Any notice or other paper required to be given or sent pursuant to the terms of this Agreement shall be sufficiently given or served hereunder to any party when transmitted by registered or certified mail, postage prepaid, addressed to the party to be served as follows:

     Company:          BSP Onelink, Inc.
                       One Market Plaza
                       Spear Street Tower
                       Suite 3600
                       San Francisco, CA 94102
                       Attention: F. William Guerin, CEO

     Recipient:        At  Recipient's  address as it appears under Recipient's
                       signature to this Agreement, or to such other address as Recipient may specify in writing to Escrow Holder

Any party, by written notice, may designate another address for notices to be sent to it or him from time to time.

     11. Attorneys' Fees.
     --------------------
     If any legal action or proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party or parties shall be entitled to recover, in addition to all other recovery or relief to which such party or parties may be entitled, reasonable attorneys' fees and costs connected with such action or proceeding, including (but not limited to) such fees and costs incurred in enforcement and appeal of any judgement rendered.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                BSP Onelink, Inc., a Delaware corporation

                                By:   /s/  David J. Bolton
                                      ------------------------------------------
                                        David J. Bolton, CFO


                                Cornerstone Alliance, LLC, a California limited liability company


                                F. William Guerin, Manager

                                Recipient Address:
                                38 Miller Avenue #125
                                Mill Valley, CA
                                94941